ASTROCOM CORPORATION
3500 Holly Lane North, Suite 60
Plymouth, Minnesota 55447

   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held
May 23, 2001

TO THE SHAREHOLDERS OF ASTROCOM CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of Astrocom Corporation (the "Company"), a Minnesota corporation, will be held on Wednesday, May 23, 2001, at 3:30 p.m., Central Daylight Time, at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota, for the following purposes:

1. To elect one Class II director of the Company to serve until the annual meeting of shareholders in 2004.

2. To increase the number of shares authorized for issuance under the Articles of Incorporation.

3. To act upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

        Pursuant to the Restated Bylaws of the Company, the Board of Directors has fixed the close of business on March 28, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will not be closed.

        Each of you is invited and urged to attend the Annual Meeting in person, if possible. Whether or not you are able to attend in person, you are requested to mark, date, sign and return promptly the enclosed proxy in the envelope enclosed for your convenience.

                                                                                          By Order of the Board of Directors,

                                                                                          Ronald B. Thomas
                                                                                          President and Chief Executive Officer

 April 24, 2001

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ASTROCOM CORPORATION
3500 Holly Lane North, Suite 60
Plymouth, Minnesota 55447

PROXY STATEMENT
For Annual Meeting of Shareholders
To be held May 23, 2001

GENERAL INFORMATION

        The accompanying proxy is solicited by the Board of Directors of Astrocom Corporation (the "Company"), a Minnesota corporation, for use at its annual meeting of shareholders to be held on May 23, 2001 (the "Annual Meeting"), at 3:30 p.m., Central Daylight Time, at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

        Solicitation of proxies may be made in person or by mail, telephone or facsimile transmission by directors, officers and regular employees of the Company. The directors, officers and regular employees of the Company will not receive any additional compensation for such activities. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of this solicitation of proxies will be paid by the Company. This Proxy Statement and the enclosed form of proxy are furnished in connection with the proxy solicitation and are first being mailed to stockholders on or about April 24, 2001.

REVOCATION OF PROXY

        Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation at or before the meeting, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to Astrocom Corporation, 3500 Holly Lane North, Suite 60, Plymouth, Minnesota, 55447 Attention: Ronald B. Thomas.

RECORD DATE AND VOTING

        The voting securities of the Company are shares of its common stock, $.10 par value per share ("Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting or any adjournment thereof.

        At the close of business on March 28, 2001 (the "Record Date"), the Company had issued and outstanding 26,448,943 shares of Common Stock. Only holders of record of Common Stock are entitled to vote on matters that come before the Annual Meeting or any adjournment thereof. As provided in the Restated Articles of Incorporation of the Company, there is no right of cumulative voting. All matters being voted upon by the shareholders require a majority vote of the shares of Common Stock represented at the Annual Meeting either in person or by proxy.

        The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies not revoked will be voted in accordance with the instructions specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specific instructions with respect to any proposal will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting. If a shareholder abstains from voting as to any proposal, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such proposal, but shall not be deemed to have been voted in favor of such proposal. Abstentions as to any proposal, therefore, will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular proposal, then the shares covered by such non-vote proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum, but shall not be deemed to be represented at the Annual Meeting for purposes of calculating the vote required for approval of such proposal.

ACTION TO BE TAKEN UNDER THE PROXY

        Shares represented by properly executed and returned proxies will be voted as specified on the proxies. Shares represented by proxies where no specification has been made will be voted (i) FOR the election of the one person named in this Proxy Statement as nominee for election to the Board of Directors; (ii) FOR the amendment of the Company's Articles of Incorporation to increase the number of shares authorized for issuance thereunder; and (iii) in the discretion of the proxy holders, as to any other business that properly comes before the meeting.

LEGAL PROCEEDINGS

        No director, officer, affiliate, beneficial owner of more than 5% of the Common Stock or shareholder of the Company is known to be an adverse party to the Company or have a material interest adverse to the Company in a legal proceeding.

ELECTION OF DIRECTORS

        The Company's Restated Articles of Incorporation provide that the Board of Directors shall consist of not less than three nor more than fifteen members, as determined from time to time by the Board of Directors, divided into three classes as nearly equal in size as possible.

        The term of each class of directors is three years, and the term of one class expires each year in rotation. At the 2000 Annual Meeting, Ronald B. Thomas and Douglas M. Pihl were elected as Class I directors for terms expiring in 2003. The term of Gary L. Deaner, the sole class II director, will expire at this Annual Meeting.

        The Board of Directors has nominated Gary L. Deaner for reelection as a Class II director, to serve for a term of three years, expiring at the Annual Meeting of shareholders in 2004. Unless otherwise instructed by the shareholder, the persons named in the enclosed proxy intend to vote for the election of Gary L. Deaner as a director. In the event Mr. Deaner for any reason should not be available as a candidate for director, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate as may be nominated by the Board of Directors. Management knows of no reason to anticipate that the nominee will not be a candidate, having consented to be named and to serve if elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF ITS NOMINEE TO THE BOARD OF DIRECTORS.

        Certain information with respect to the current directors of the Company and the nominee is set forth below. The Common Stock ownership of each director is provided under "Security Ownership of Certain Beneficial Owners and Management."

Name                               Age            Positions Held                                                          Director Since

Class I Directors Whose Terms Expire in 2003:

Ronald B. Thomas            57              President, Chief Executive Officer, Secretary,          1997
                                                           Treasurer and Director

Douglas M. Pihl                61              Director                                                                   1997

Class II Director Whose Term Will Expire in 2004:

Gary L. Deaner                61              Director                                                                    1998

Class III Directors Whose Terms Expire in 2002:

S. Albert D. Hanser         63              Director                                                                     1991

Duane S. Carlson            65              Director                                                                     1998

        Each of the persons named in the foregoing table is now a director of the Company and has continuously served as a director of the Company since the year indicated.

        Ronald B. Thomas joined the Company in 1997. He was elected a director on June 26, 1997, Chief Executive Officer effective June 27, 1997, President effective June 30, 1997 and Secretary and Treasurer on October 13, 1997. Mr. Thomas was a private investor from 1987-1997. He was a founder of Ciprico, Inc and served as Chairman and CEO from 1978 to 1987; he also served as a director for Ciprico from 1978 to 1999.

        Douglas M. Pihl was elected a director of the Company in 1997. Since April 1998, Mr. Pihl has served as Chairman and Chief Executive Officer of MathStar, Inc., a developer of DSP integrated circuits. Mr. Pihl has been Chairman of Vital Images, Inc., a publicly held provider of software for the medical industry, since August 1997 and was Chief Executive Officer from February 1998 to January 2000. Mr. Pihl was Chairman of RocketChips, Inc., a privately-held developer of high-speed silicon CMOS communication chips, from November 1996 until the acquisition of RocketChips by Xilinx, Inc. in November 2000, and was also Chief Financial Officer from October 1999 to the acquisition date. From 1991 to 1996, Mr. Pihl served as President and Chief Executive Officer of NetStar, Inc. From 1996 to 1997 Mr. Pihl served as a consultant to Ascend Communications, Inc. following the acquisition of NetStar by Ascend. He is also a board member of publicly traded Printware, Inc.

        Gary L. Deaner was elected a director of the Company in 1998. Mr. Deaner has been Managing Director of Raintree Associates, a consulting group, since June 1998. He was Vice President of Marketing and Strategic Planning of J. River, Inc., a developer of communications and security software, from 1996-1998. Mr. Deaner was Vice President of Marketing for Digi International from 1985-1991; in 1991 he was appointed President of Arnet Corporation, a wholly owned Digi subsidiary; and during 1994-1996, he served as the Vice President and General Manager of the Digi LAN Connect Group Deaner is a director for Satellite Mobil Systems, Inc., as well as a director for Ciprico, Inc.

        S. Albert D. Hanser joined the Company as a director in 1991. He was elected Chairman of the Board on March 30, 1992. He was elected interim President and Chief Executive Officer on September 10, 1992, and was elected President and Chief Executive Officer on December 17, 1992. He resigned as President on May 23, 1996, resigned as Chief Executive Officer on June 26, 1997, and resigned as Chairman of the Board on January 1, 2000. Mr. Hanser has been employed as Chairman of Hanrow Financial Group, Ltd., a merchant banking firm, since 1989. In April of 2000, he became Chairman/CEO of The Sanibel/Captiva Trust Company, a private trust company, in Florida where Mr. Hanser has lived since 1998. He serves on numerous corporate, civic and philanthropic boards.

        Duane S. Carlson was elected a director of the Company in 1998. Mr. Carlson has been a business consultant since 1997. His previous experience was as Executive Vice President and CFO of NetStar, Inc., a computer networking equipment company, from 1990-1997. Mr. Carlson is also a director of Appliance Recycling Centers, Inc.

ACTIONS AND COMMITTEES OF THE BOARD OF DIRECTORS

        During 2000, there were three meetings of the Board of Directors: Mr. Carlson, Mr. Deaner, Mr. Hanser, Mr. Pihl and Mr. Thomas were present at all of the meetings. The Company's Audit Committee met once during 2000; each of its members - Messrs, Carlson, Deaner, and Hanser - is independent as defined by the Nasdaq listing standards.  The Company's Compensation Committee (comprised of all outside directors) and standing Nominating Committee (consisting of those directors whose terms as directors do not expire at the next scheduled meeting of the shareholders) did not meet during the year. In May, 2000, the Board of Directors formally adopted an audit committee charter which is included herewith as Appendix (A) "Astrocom Corporation Audit Committee Charter".

REPORT OF THE AUDIT COMMITTEE - MARCH 14, 2001

        The audit committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        On 24 May 2000, the Committee ratified the Audit Committee Charter (Appendix (A)): during that same meeting, they discussed with the independent auditors, Ernst & Young LLP, the overall scope for the audit.  Upon completion of the audit, the Committee met with the independent auditors on 14 March 2001, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under Statement of Accounting Standards No. 61 (Communication with Audit Committees).

        Ernst & Young LLP provided to the Audit Committee the written disclosures and letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  The Audit Committee discussed with the independent auditors the auditors' independence from management and the Company and considered the compatibility of nonaudit services with the auditors' independence.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Duane S. Carlson, Committee Chair
S. Albert D. Hanser
Douglas M. Pihl

COMPENSATION OF DIRECTORS

        The Company's 1998 Stock Option Plan provides that each non-employee member elected to the Board, and each employee member of the Board who later becomes a non-employee member of the Board, will automatically be granted a non-qualified option for 10,000 shares at 100% of fair market value.

        The Company's 1998 Stock Option Plan, as amended by the Board of Directors on January 3, 2000, also provides that each non-employee director, serving as of the beginning of each calendar year, shall automatically be granted a non-qualified option to purchase 120,000 shares at 100% of fair market value on the date of grant for his or her services to the Company. Such non-qualified options vest as to 1/12th of the 120,000 shares at the end of each calendar month during the year following the grant of the non-qualified option.

EXECUTIVE OFFICERS

Name                             Age             Position

Ronald B. Thomas          57               President, Chief Executive Officer, Secretary and Treasurer
Frederic H. Sweeny       58                Vice President of Sales and Marketing

        See the biographical information on Mr. Thomas under "ELECTION OF DIRECTORS" above.

        Frederic H. Sweeny was elected Vice President of Sales and Marketing on March 17, 2000. Mr. Sweeny joined the Company in November 1999. From 1997 to 1999 he served as an independent management consultant for numerous technology-related businesses, including the Company. From 1992 to 1997 he was Chief Executive Officer of Unimax Systems Corporation, a designer and developer of configuration management software for multi-vendor telecommunications systems.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table contains certain information regarding the compensation paid or accrued by the Company during the three-year period January 1, 1998, through December 31, 2000, to the Company's Chief Executive Officer and Vice President of Sales and Marketing. No other executive officer of the Company received compensation in excess of $100,000 in 2000.
		Annual Compensation (1)			Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other	Securities Underlying Options
Ronald B. Thomas, President and Chief Executive Officer (2)	2000 1999 1998	120,382(3) 115,504 123,937	- - -	- - -	None (4) None (4) None (4)
Frederic H. Sweeny, Vice President of Sales and Marketing (5)	2000 1999 1998	110,000(6) 18,333(7) -	- - -	- - -	None (8) None (8) -

  Does not include any amounts paid under the Company's group medical and hospitalization plan that is available generally to all employees. Does not include the value of certain noncash compensation or benefits made available to executive officers, which were less than amounts required to be reported pursuant to applicable SEC regulations.
  Mr. Thomas joined the Company in 1997 and was elected Chief Executive Officer effective June 27, 1997.
  Includes $85,000 in accrued salaries for 2000 which have not yet been paid.
  Does not include warrants granted to Mr. Thomas. See "Thomas Warrants."
  Mr. Sweeny joined the Company in November 1999.
  Includes accrued salaries of $24,667 for 2000 which have not yet been paid.
  Includes accrued salaries of $14,333 for 1999 which were subsequently paid in 2000.
  Does not include warrants granted to Mr. Sweeny. See "Sweeny Warrants."

OPTION GRANTS

        There were no option grants in 2000 to Ronald B. Thomas or Frederic H. Sweeny, the Company's executive officers.

 AGGREGATED OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

The following table provides information on the number and value of the unexercised options held by the named executive officers at year-end.
Name	Number of Securities Underlying Unexercised Options at 12/31/00 Exercisable*/ Unexercisable**	Value of Unexercised In-the-Money Options at 12/31/00 Exercisable*/ Unexercisable**
Ronald B. Thomas	-	-
Frederic H. Sweeny	-	-

1998 STOCK OPTION PLAN

        In 1998 the shareholders approved the 1988 Stock Option Plan (the "1998 Plan") of the Company. The 1998 Plan allows the Company to grant both incentive stock options and non-qualified options.

        The 1998 Plan is administered by the Stock Option Committee of the Board of Directors of the Company which has full authority and discretion to select participants, determine the times at which options shall be granted, set the period and the terms and conditions under which each option becomes exercisable (as limited by the 1988 Plan), and make any other determinations which it believes necessary or advisable for the administration of the 1998 Plan. Incentive stock options may only be granted to any full-time or part-time employee (which term includes, but is not limited to, officers and directors who are also employees) of the Company or of its present and future subsidiary corporations. Non-qualified options may be granted to other persons, including, but not limited to, members of the Board of Directors, consultants or independent contractors providing services to the Company, or its present and future subsidiary corporations. No optionee may receive incentive stock options exercisable for the first time during any calendar year having an aggregate fair market value (determined as of the time the option is granted) in excess of $100,000.

        Each non-employee member of the Board of Directors first elected to the Board after approval of the 1998 Plan by the shareholders, and each employee member of the Board who became a non-employee member of the Board after said date, was automatically granted a non-qualified option for 10,000 shares at 100% of fair market value.

        Each non-employee director of the Company, serving as of the beginning of each calendar year, shall automatically be granted a non-qualified option under the 1998 Plan providing for the purchase of 120,000 shares of the Company's Common Stock at 100% of the fair market value of such Common Stock on the date of grant for his/her services to the Company during such year. Such non-qualified option received by a non-employee director shall vest as to 1/12th of the 120,000 shares of the Company's Common Stock at the end of each calendar month during the year as long as the non-employee director has continued to serve as a director of the Company. Each non-employee director of the Company elected during a calendar year shall automatically be granted a non-qualified option providing for the purchase of a pro rata portion of 120,000 shares, which shall vest monthly during the balance of the calendar year.

        The exercise price of incentive stock options may not be less than the fair market value of the shares on the date of the grant, but if the optionee owns more than 10% of the total combined voting power of the outstanding stock of the Company, the exercise price may not be less than 110% of the fair market value of the shares on the date of grant. The exercise price of non-qualified options may not be less than 85% of the fair market value of the shares on the date of grant. All options are nontransferable. Incentive stock options are exercisable only while the optionee is an employee (or for 90 days after termination, if due to age or disability), or within one year after death, if death occurs while the optionee is an employee. The term of options granted under the 1988 Plan cannot exceed 10 years from the date of grant, or five years from the date of grant of an incentive stock option if the optionee owns more than 10% of the total combined voting power of all outstanding stock.

        The 1998 Plan currently provides for the issuance of 4,000,000 shares of Common Stock. As of March 28, 2001, no shares had been purchased pursuant to the exercise of options granted under the 1998 Plan. Options to purchase an aggregate 2,341,667 shares are outstanding under the 1998 Plan and expire at varying times between May 28, 2003 and January 2, 2006. As of March 28, 2001, options to purchase an aggregate 400,000 shares had been granted to employees in 2001, and options to purchase an aggregate 480,000 shares had been granted to directors in 2001.

1988 STOCK OPTION PLAN

        The Company's 1988 Stock Option Plan allowed the Company to grant both incentive stock options and non-qualified stock options. Incentive stock options could be granted to key employees at prices equal to the fair market value at the date of grant. Non-qualified stock options could be granted to employees, members of the Board of Directors, consultants, and other persons who provided services to the Company. Non-qualified options could be granted at prices not less than 85% of the fair market value at the date of grant. Under the terms of this Plan, no options could be granted after February 21, 1998.

        The 1988 Plan, as amended, provided for the issuance of 2,000,000 shares of Common Stock. As of March 28, 2001, 414,125 shares had been purchased pursuant to the exercise of options granted under the 1988 Plan. Options to purchase an aggregate 110,000 shares are outstanding under the 1988 Plan and expire at varying times between January 31, 2002 and March 26, 2003. As of March 28, 2001, no options had been granted to employees or directors in 2001.

RETIREMENT SAVINGS PLAN

        The Company provides for eligible employees an Employee Retirement Savings Plan (the "401(k) Plan") under Section 401(k) of the Internal Revenue Code, as amended. The 401(k) Plan was effective December 1, 1986, and was restated in its entirety effective April 1, 1994. The 401(k) Plan provides that eligible employees may make earnings reduction contributions, on a pre-tax basis, to the 401(k) Plan. Eligible employees are allowed to defer up to 15% of their earnings each year (up to the federal maximum limit). Employee contributions are currently invested in various equity funds, fixed income funds, principal protection funds and money market funds, at the election of the participant. All full-time employees over the age of 21 who have completed three months of employment are eligible to participate. As of March 28, 2001, 12 employees (out of a total of 15 eligible) were participating in the 401(k) Plan.

        The 401(k) Plan also provides that the Company may make a discretionary matching contribution, in cash or common stock of the Company, of from 0% to 25% of the contribution of each employee electing to participate in the 401(k) Plan. The Company did not make a contribution to the 401(k) Plan in 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of March 28, 2001, certain information with respect to the beneficial ownership of the Common Stock (i) by each person who is known by the Company to beneficially own more than five percent (5%) of the outstanding Common Stock, (ii) by each of the Company's Named Executive Officers and each Director and nominee, and (iii) by all current executive officers, Directors and nominees as a group. Unless otherwise noted, each person or group identified has sole voting and investment power with respect to the shares shown.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (8)
Duane S. Carlson 3500 Holly Lane North #60 Plymouth, MN 55447	260,000(1)	*
Gary L. Deaner 3500 Holly Lane North #60 Plymouth, MN 55447	261,667(2)	*
Hanrow Capital Fund Five, a Minnesota limited partnership 121 S. 8th St., Ste. 700 Minneapolis, MN 55402	1,812,260	6.85%
S. Albert D. Hanser 3500 Holly Lane North #60 Plymouth, MN 55447	2,936,287(3)	10.97%
Perkins Capital Management 730 East Lake Street Wayzata, MN 55391	2,467,857(4)	9.33%
Douglas M. Pihl 3500 Holly Lane North #60 Plymouth, MN 55447	233,750(5)	*
John E. Rogers 80 South Eighth Street, Suite 4628 Minneapolis, MN 55402	2,400,000	9.07%
Ronald B. Thomas 3500 Holly Lane North #60 Plymouth, MN 55447	5,316,995(6)	17.65%
All Directors and Officers as a Group (6 Persons)	9,633,699 (1)(2)(3)(5)(6)(7)	30.49%

* Less than 1%

  Includes 210,000 shares that would be issuable within 60 days if stock options held by Mr. Carlson were exercised.
  Includes 211,667 shares that would be issuable within 60 days if stock options held by Mr. Deaner were exercised.
  Includes 1,812,260 shares held by Hanrow Capital Fund Five, a Minnesota limited partnership, 107,600 shares held by Hanrow Capital Fund and 175,000 shares held by Hanrow Financial Group, Ltd. Also includes shares that Hanrow Financial Group, Ltd. and Hanrow Business Finance have the right to acquire pursuant to the terms of warrants issued to them. Mr. Hanser is Chairman, director and a shareholder of Hanrow Financial Group, Ltd., the general partner of Hanrow Capital Fund and Hanrow Capital Fund Five. Although Mr. Hanser may be deemed to be the beneficial owner of the foregoing shares, he disclaims voting and dispositive powers over all of said shares. Also includes 60,000 shares held by the Custodian of Mr. Hanser's IRA and 200,000 shares which would be issuable within 60 days if stock options and/or warrants held by Mr. Hanser were exercised.
  Based on a Schedule 13G dated January 22, 2001, filed with the Securities and Exchange Commission by Perkins Capital Management, Inc. Perkins Capital Management claims sole voting power over 2,467,857 shares and sole dispositive power over 3,680,357 which includes 812,500 warrants exercisable within 60 days held by clients of Perkins Capital Management, Inc.
  Includes 220,000 shares that would be issuable within 60 days if stock options held by Mr. Pihl were exercised.
  Includes 3,669,516 shares that would be issuable within 60 days if warrants held by Mr. Thomas were exercised.
  Includes 100,000 shares held by Frederic H. Sweeny, Vice President of Sales and Marketing, and 525,000 shares that would be issuable within 60 days if warrants held by Mr. Sweeny were exercised.
  Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which would be issuable within 60 days if stock options and/or warrants held by the indicated owner were exercised.

See "Hanrow Warrants," "Sweeny Warrants" and "Thomas Warrants."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

HANROW WARRANTS

        S. Albert D. Hanser, a director of the Company, is Chairman, director and a shareholder of Hanrow Financial Group, Ltd. On August 28, 1997, the Company issued a Warrant entitling Hanrow Financial Group, Ltd. to purchase 37,500 shares of the Company's Common Stock, at a price of $.50 per share, during the period from the date of the Warrant to July 31, 2002.

        On August 1, 1996, and September 1, 1996, the Company issued Warrants entitling Hanrow Business Finance to purchase an aggregate 75,000 shares of the Company's Common Stock, at a price of $1.50 per share, during the period from the date of the Warrant to August 1, 2001 and September 1, 2001, respectively. Hanrow Business Finance is a subsidiary of Hanrow Financial Group, Ltd.

SWEENY WARRANTS

        On September 1, 1999, the Company issued a warrant to Frederic H. Sweeny for the purchase of 64,000 shares of common stock at $.19 per share. The warrant vested immediately and expires September 1, 2004.

        Effective December 17, 1999, the Company issued warrant to Mr. Sweeny, Vice President of Sales and Marketing, for the purchase of 700,000 shares of common stock at $.20 per share. The warrants vest 25% semiannually beginning on May 1, 2000 and expire November 1, 2006.

THOMAS WARRANTS

        Effective July 2, 1997, the Company issued a warrant entitling Ronald B. Thomas to purchase 2,892,403 shares of the Company's Common Stock, at a price of $.47 per share. The right to purchase the shares may be exercised at any time through July 1, 2007.

        In connection with a loan made to the Company by Mr. Thomas, on August 28, 1997, the Company issued a warrant entitling Mr. Thomas to purchase 37,500 shares of the Company's Common Stock, at a price of $.50 per share. The warrant is exercisable through July 31, 2002.

        Effective August 27, 1998, the Company issued a warrant entitling Ronald B. Thomas to purchase 739,613 shares of the Company's Common Stock, at a price of $.35 per share. The right to purchase the shares may be exercised at any time through August 27, 2008.

PRIVATE PLACEMENT

        The Company is actively pursuing a 12-month bridge loan for between $300,000 and $1,000,000; as of March 28, 2001, $525,000 has been received. Included with each agreement is the grant of a five-year non-callable warrant to purchase 2-1/2 shares of common stock of the Company, at a price of $.40 per share for each $1 invested in the notes. The warrants have not yet been issued and, therefore, are not included in the calculation of security ownership of certain beneficial owners and management table above.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's outstanding stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. To the Company's knowledge, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied.

PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION

        In order to move into niche markets that are less commodity driven, the Company, in 1999, began the development of a line of Inverse Multiplexers (IMUX 2000) that enable the user to bundle multiple WAN (Wide Area Network) lines (primarily T1/E1) into a single data path.  Although the Company released the IMUX in 2000, market focus had shifted from T1 to DSL.  Due to limited engineering and sales resources, the Company decided to temporarily shelve the IMUX and focus its resources instead on the increasingly attractive DSL market; as a result, the PowerLinkTM DSL Aggregator was developed.  Shipments of customer evaluation units and limited production units are now underway.  The Inverse Multiplexers and Aggregator allow customers to increase WAN bandwidth in increments of slower speed, lower cost, more readily available lines; thus reducing costs, affording redundancy and providing increased bandwidth where high speed lines may not be available or are too expensive.

        To date, the PowerLinkTM has little competition and has been well received.  However, the Company's limited financial resources will preclude the establishment of strong positions within the respective markets.  The Company requires additional funds to expand the product lines with added features, to increase marketing and sales efforts and to prepare for full product production.  Without these additional efforts, management believes the Company may be unable to soundly establish the products due to lack of visibility in each of the markets, limited feature sets and potential volume shortages.

        The Board of Directors of the Company believes that an increase in the number of authorized shares of common stock is in the best interest of the Company and is necessary to allow it to raise additional capital to take full advantage of the market opportunity created by the PowerLinkTM  and IMUX.  Accordingly, the Board has unanimously adopted a resolution approving and recommending to the shareholders that the number of shares of common stock authorized for issuance under the Restated Articles of Incorporation of the Company be increased from 50,000,000 shares to 75,000,000 shares.  The Board of Directors has directed that such proposed amendment to the Restated Articles of Incorporation be submitted to the shareholders of the Company at the Annual Meeting of Shareholders for their approval.

        The number of shares of common stock of the Company authorized for issuance is currently 50,000,000 shares.  As of March 28, 2001, the Company had the following:

                 Shares of common stock issued and outstanding                               26,448,943
                 Shares reserved for issuance under its stock option plans                    4,110,000
                 Shares reserved for issuance under warrant grants                            10,083,116

        In addition, the Company is currently pursuing a bridge loan for up to $1,000,000 and has reserved 7,500,000 shares for issuance upon conversion of the subordinated promissory notes and exercise of the warrants being issued thereunder, leaving the Company with 1,857,941 unissued shares not reserved.

        The Board also believes that it is prudent to have additional authorized shares of common stock readily available for issuance in connection with possible future acquisition transactions and financings, as well as for issuance under employee benefit plans and for other general corporate purposes.  Except as otherwise stated herein, the Company currently has no commitments requiring the issuance of additional shares of common stock for these or other purposes.

        The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share of the common stock and on the voting rights of holders of shares of common stock.

        In addition, although the Board has no current plans to do so, shares of common stock could be issued in various other transactions that could possibly make a change in control of the Company more difficult or costly and, therefore, less likely.  For example, shares of common stock could be sold privately to purchasers who might support the Board in a control contest or to dilute the voting or other rights of a person seeking to obtain control.  Such actions could not take place, however, without the Board and/or shareholders of the Company complying with the terms of the Company's Restated Articles of Incorporation which have the overall effect of discouraging unnegotiated takeover attempts.

        In 1984 the Company's shareholders adopted Restated Articles of Incorporation which included certain anti-takeover provisions (collectively the "anti-takeover proposal") making it more difficult for persons who have acquired a substantial stock interest in the Company to effectively exercise control.  The Company's anti-takeover proposal (i) created a classified Board of Directors with staggered three-year terms and restricts the manner in which directors may be removed from office or vacant directorships may be filled; (ii) requires a greater affirmative vote of the shareholders than is currently required to approve certain fundamental corporate transactions and certain business combinations between the Company and a related person or entity; (iii) directs the Board of Directors, when reviewing a proposed tender offer, merger, or sale of the Company's assets to consider all relevant economic and social consequences to the employees, customers and suppliers of the Company and the communities in which the Company operates; and (iv) establishes a class of preferred stock, the specific terms of which may be fixed by the Board of Directors upon issuance.  (The Company has 5,000,000 shares of preferred stock authorized for issuance, but no shares are currently outstanding.  The Company has no plans to issue any preferred stock and is not currently seeking an amendment in the number of shares of preferred stock authorized for issuance.)

        Tender offer or other non-open market acquisitions of stock are usually made at prices above the prevailing market of a company's stock.  Both the increase in authorized shares, and the existing anti-takeover proposal, may discourage such purchases and may thereby deprive shareholders of an opportunity to sell their stock in the Company at a temporarily higher price.  In any event, the proposed amendment to increase authorized common stock is not the result of any specific effort to obtain control of the Company by a tender offer, proxy contest, business combination, or otherwise, and the Company has no present intention to use the increased shares of authorized common stock for anti-takeover purposes.  In addition, the Company has no plans or proposals to enter into any other arrangements that may have material anti-takeover consequences.

        Management believes that the PowerLinkTM and IMUX products are key to the future success of the Company.  If the shareholders do not approve the proposal to increase to 75,000,000 the number of shares of common stock authorized for issuance under the Company's Restated Articles of Incorporation, the Company's options to raise the funds to accomplish its market and profitability objectives will be severely limited.

        The affirmative vote of the holders of a majority of the voting power of the shares of common stock of the Company present and entitled to vote at a meeting of shareholders is required to increase the number of shares authorized under the Articles of Incorporation. Proxies solicited by the Board of Directors will be voted in favor of the proposed amendment unless a contrary vote is specified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO INCREASE TO 75,000,000 THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER ASTROCOM CORPORATION'S ARTICLES OF INCORPORATION.

RELATIONSHIP WITH INDEPENDENT PUBLIC AUDITORS

        The firm of Ernst & Young LLP, Minneapolis, Minnesota, independent public auditors, audited the books, records and accounts of the Company for the year 2000. A representative of Ernst & Young LLP will be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Audit Fees
        Audit fees billed or expected to be billed to Astrocom Corporation by Ernst & Young LLP for the audit of our financial statements for the fiscal year ended December 31, 2000 and for reviews of our financial statements included in our quarterly reports on Form 10-QSB for the last fiscal year totaled $29,300.

Financial Information Systems Design And Implementation Fees
        No fees were billed or are expected to be billed by Ernst & Young LLP for services provided during the last fiscal year for the design and implementation of financial information systems.

All Other Fees
        Non-audit fees billed or are expected to be billed by Ernst & Young LLP for all other nonaudit services (tax preparation and review of private placement material) totaled $9,900.

Independence
        The audit committee discussed with the independent auditors the auditors' independence from management and the Company and considered the compatibility of non-audit services with the auditors' independence.

Auditors for the Year 2001
        No auditors have been selected for the year 2001. It is anticipated that a decision will be made by the Board of Directors in June 2001.

AVAILABLE INFORMATION

        The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street NW, Washington, D.C., and at the Commission's Regional Offices at 75 Park Place, New York, New York and 230 South Dearborn Street, Chicago, Illinois. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street NW, Washington, D.C. 20549, at prescribed rates.

PROPOSALS OF SHAREHOLDERS

        Proposals of shareholders intended to be presented at the next Annual Meeting must be received by the Company, 3500 Holly Lane North, Suite 60, Plymouth, Minnesota 55447, no later than December 14, 2001, in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

OTHER MATTERS

        At the date of this Proxy Statement, management knows of no other matters that may come before this Annual Meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxies received by the Company in accordance with their judgment on such matters.

                                                                                                  By the Order of the Board of Directors,

                                                                                                  Ronald B. Thomas
                                                                                                  President and Chief Executive Officer

 April 24, 2001

Appendix (1)

ASTROCOM CORPORATION
AUDIT COMMITTEE CHARTER

        The Audit Committee ("Committee") of Astrocom Corporation is a standing committee of the Board of Directors and is appointed by and responsible to the Board. The primary objective of the Committee is to provide oversight and additional assurance concerning the safeguarding of the Company's assets and the integrity of financial information produced by the Company both for Board and management decision making as well as for any outside dissemination and publication.

        The Audit Committee shall consist of at least three (3) members of the Board of Directors -- one of whom shall be appointed chairperson by the Board of Directors and all of whom shall be independent non-management directors. For this purpose, an independent director shall be free from any relationship which could influence such director's judgment as a committee member. In any case, where there is any significant doubt as to such independence (as determined by such director or other members of the committee), such director should recuse himself/herself from any decisions which might be influenced by a lack of independence.

        The Audit Committee shall meet at least three times annually on a schedule the Committee shall establish. A special meeting may be called on not less than twenty-four hours notice (which may be waived by a majority of the Committee), at any time, by any member of the Committee. Telephonic meetings are permitted.

        The Audit Committee shall, as it considers necessary, maintain unrestricted communication with the Company's independent auditors, the Company's internal auditors, if any, and the Company's legal counsel to assure that each understands and accepts its responsibilities for direct communication with the Audit Committee as appropriate. The Audit Committee shall have the authority to direct the internal auditor, if any, or the independent auditors to carry out such special audit projects as in the Committee's judgment are warranted.

        In the discharge of its general responsibilities, the Audit Committee shall:

  Recommend to the Board for approval the selection of the independent auditors.
  Review the arrangements, including fee estimates, for and scope of independent audits.
  Review the annual report and accompanying opinion of the independent auditors/accountants and report thereon to the Board of Directors; similarly, review annual, quarterly and other filings with financial regulatory bodies such as the SEC.
  Review the process for preparation and issuance of interim financial reports and any outside auditor review of such reports.
  Review matters of concern to the Audit Committee, the independent auditors, or management relating to the Company's financial statements or other results of the independent audit.
  Review the activities and recommendation of the Company's internal auditors, if any.
  Review non-audit services, including fee estimates, performed or proposed to be performed for the Company by the independent auditors.
  Review and consider comments from the independent auditors with respect to weaknesses in internal accounting controls and the consideration given or corrective action taken or proposed to be taken by management.
  Review internal controls with the Company's financial and accounting staff as well as the independent auditors.
  Review material changes in accounting principles and their applicability to the Company; review and approve the application of accounting policies and procedures and any proposed changes thereof relative to the Company's financial statements.
  Monitor policies and address conflicts of interest as well as unethical, questionable or illegal activities by Company employees, particularly as to any impact they may have on the Company's financial matters and related reporting thereof.
  Review as considered necessary by the committee legal, environmental, code of ethics, and related matters with the Company's legal counsel, particularly as to any impact they may have on the Company's financial matters and related reporting thereof.
  Review as considered necessary the Company retirement plan activities, investment policies and banking/credit grantor relationships and compliance with any financing or similar covenants.
  Take responsibility for review and oversight of such other matters as may be referred to the Committee by the Board of Directors, such as senior corporate executive perquisites and travel and entertainment expenses.
  Report periodically to the Board of Directors, not less than annually, concerning the foregoing, which report shall contain recommendations as appropriate, including recommendations for changes in the Charter of the Committee.

Date Adopted by the Board of Directors: 24 May 2000

Revision Date, if any: None

     ASTROCOM CORPORATION

Annual Meeting of Shareholders
Wednesday, May 23, 2001
3:30 p.m.
at the
Minneapolis Club
729 Second Avenue South
Minneapolis, MN 55402

ASTROCOM CORPORATION
3500 Holly Lane North, Suite 60
Plymouth, Minnesota 55447                                                                                                                                                                                                   Proxy

This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on May 23, 2001.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Proposals 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Ronald B. Thomas and John M. Bucher as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote your shares, as designated, on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse side for voting instructions.

Please mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to: Astrocom Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-9397.

Please detach here

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

  Election of a Class II director for a term expiring at the 2004 Annual Meeting:

                                    01 Gary L. Deaner           ☐ Vote FOR nominee    ☐ Vote WITHHELD
                                                                                                             from nominee

                              _______________________________________

  Amendment of Astrocom Corporation Articles of Incorporation to increase to 75,000,000 the number of shares authorized for issuance thereunder. Mark only one of the following choices:

    ☐ Vote FOR Amendment    ☐ Vote AGAINST Amendment    ☐ Vote WITHHELD

  In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2.

____________________________________________                            Date  _________________________________________
                              Signature

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.